EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT*

Wind River Systems GmbH, an Austrian company.

Wind River International Limited, a Canadian company.

Wind River Nova Scotia Company, a Canadian company.

Wind River S.A.R.L., a French company.

Wind River GmbH, a German company.

Wind River S.r.l., an Italian company.

Wind River K.K., a Japanese company.

Wind River AB, a Swedish company.

Wind River UK Limited, a United Kingdom company.

Wind River Sales Co., Inc., a California corporation.

Wind River Services, Inc., a California corporation.

Wind River Systems International, Inc., a Delaware corporation.

Integrated Systems ISINC (Israel) Ltd., an Israeli company.

Interpeak AB, a Swedish company.

Wind River Holdings AB, a Swedish company.

WR-Device Software Optimization Holdings Limited, an Irish company.

WR-Device Software Optimization Ireland Limited, an Irish company.

S.C. Comsys S.R.L., a Romanian company.

Wind River Hong Kong Holding Ltd., a Hong Kong company.

Wind River Software R&D (Beijing) Co., Ltd., a Chinese company.

*	100% owned